UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2021

H-CYTE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36763	46-3312262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E Kennedy Blvd Ste 700 Tampa, FL	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 633-6839

Copies to:

Arthur S. Marcus, Esq

Sichenzia Ross Ference LLP

1185 Avenue of the Americas

31st Floor

New York, New York

10036 (212) 930-9700

(212) 930-9725 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Common Stock

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 6, 2021, Tanya Rhodes resigned from Interim Chief Executive Officer of H-Cyte, Inc. (the “Company”), effective immediately. Following her resignation from Interim Chief Executive Officer, Ms. Rhodes returned to Chief Technology Officer of the Company.

On December 6, 2021, the Board of Directors of the Company appointed Michael Yurkowsky to serve as the Company’s Chief Executive Officer, effective immediately. The terms of Mr. Yurkowsky’s employment agreement with the Company are still under negotiation.

Mr. Yurkowsky, 47, has been a member of the Board of Directors of the Company since 2019. Mr. Yurkowsky also serves as President and Chairman of Deverra Therapeutics, a clinical stage biotech developing allogeneic cell therapies. Mr. Yurkowsky operates his own family office, YP Holdings LLC, which has an investment portfolio of 50 private companies and has participated in over 100 financing transactions with public companies since 2012. Previously, Mr. Yurkowsky managed his own hedge fund and worked as a broker at several national broker-dealer firms.

Item 7.01 Regulation FD disclosure.

On December 6, 2021, the Company issued a press release announcing the appointment of Michael Yurkowsky as the Company’s Chief Executive Officer.

Item 9.01 Exhibits

Exhibit No.	Description

99.1	Press Release dated December 6, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H-CYTE, INC.

Date: December 7, 2021	By:	/s/ Jeremy Daniel
Jeremy Daniel
Chief Financial Officer